Exhibit 99.1

Biodiesel Energy can be in your hands. . . May 2010 Volume 1, Number 9

Important Note:  We will be soliciting proxies from our members in connection with the transactions discussed below.  Soy Energy, LLC, our directors and officers and other persons may be deemed to be participants in the solicitation of proxies with respect to the transactions discussed herein.  You can find information regarding Soy Energy’s directors and officers, including the number of units of Soy Energy held by each of the participant directors and officers, in our Annual Report on Form 10-K, which was filed with the SEC on January 29, 2010.  Investors and security holders can obtain free copies of the Form 10-K and other documents filed with the SEC by Soy Energy, pursuant to the Securities Exchange Act of 1934, on the web site maintained by the SEC at www.sec.gov.We have filed a proxy statement with the SEC, which is available on the SEC’s website. INVESTORS AND SECURITY HOLDERS OF SOY ENERGY ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. In addition, we maintain an internet website at www.soyenergyllc.com, which contains a link to our SEC filings.   If you wish to receive a paper copy of our reports filed under the Securities Exchange Act of 1934, please contact us at (712) 376-2081 and we will provide you with such documents at no cost.

MEMBER UPDATE:

The time has come for Soy Energy’s investors to make a decision on the Mason City biodiesel plant purchase.  Soy Energy’s Board of Directors is unanimously behind the purchase.  The meeting will be held at the MMC High School, Marcus, Iowa, on Thursday, June 24th; registration will start at 5:30 pm with the meeting starting at 6:00 pm.

The proxies will be sent out shortly.  You can vote by mail, fax or vote at the meeting.  We want all votes to count so make sure your vote gets in on time.

There is a lot of uncertainty in biofuels today but most people feel that biofuels are an important piece of the pie in our nation’s goal to be energy independent.

We are in negotiations with a major marketer that will market for Soy Energy.  They market approximately 1 billion gallons of ethanol and see a bright future in biodiesel.  They will market our biodiesel and help Soy Energy secure the corn oil needed for feedstock.

Soy Energy has met with the previous employees of the Mason City plant and most of them have expressed an interest in returning to work for Soy Energy.  They are an excellent group of employees and have experience in running the existing plant.  Additional training will be provided for the operations of the plant addition.

Ball Industrial is doing the pre-engineering for the plant addition and we are anticipating a cost of around $8 million.  The addition will take 8 to 10 months to complete and we are currently looking at the possibility of running soybean oil while we construct the front end.

Mason City sent us a letter welcoming us to the community and it reads as follows:

“The City of Mason City welcomes Soy Energy, LLC’s interest in our community and encourages your investment in the former Freedom Fuels facility.  Mason City has a long history of being a location of choice in North Central Iowa for business and industry.   We look forward to working with you on this important economic development project for the community and are prepared to sit down with the company to offer financial incentives, based on investment and new job creation, to assist this biofuels project.”

What is important to us about the Mason City location is location-location-location.  It sits on two rail lines and is close to two interstates.  It also sits in the heart of ethanol production which is important to us because of the feedstock (corn oil).  We can not stress that enough!  We looked at a lot of plant locations and none were as attractive as Mason City.

A commonly asked question is “Why will this plant work when others are failing?”; we feel:

1.	the small debt load, buying it cents on the dollar vs. building,
2.

this plant will have a flexible front end, allowing it to convert free fatty acids into biodiesel.  It does not strip out the free fatty acids like other facilities.  Corn oil contains approximately 10-15% free fatty acid; this gives us a big advantage,

3.	we have a large marketer that will take the accounts receivable risks,
4.	a good location with multiple rail lines.

We have asked Jim Eiler with Eiler Capital Advisors, who has helped Soy Energy put together this project with the banks, to explain what he thinks about the Biodiesel Blenders Credit.  The article with his comments is attached.

If you have any questions, please contact Rick Davis, General Manager of Soy Energy, at 712-376-2081 or e-mail to soyenergy@midlands.net.

This newsletter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions.  These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties.  Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this newsletter.  We qualify all of our forward-looking statements by these cautionary statements.

PO Box 663 Marcus, IA 51035 Phone: 712-376-2081 E-mail: soyenergy@midlands.net Web site: www.soyenergyllc.com

Eiler Capital Advisors Call Report

Topic:	Biodiesel Blenders Credit

Date:	May 24, 2010

Renewable Fuel Standard 2 (“RFS2”) and the Biodiesel Tax Credit

There are two government economic support policies that enhance the returns to biodiesel production plants.  The first, the US Biodiesel Tax Credit, pays the biodiesel blender $1.00/gallon for biodiesel produced from virgin feedstocks ($0.50/gal for yellow grease, recycled cooking oil, etc).  This credit expired on 12/31/2009 and resulted in the majority of biodiesel plants ceasing production as they could not profitably run on the biodiesel price absent the tax credit.  The industry continues to expect the tax credit will be reinstated and the provision has been added to the “American Jobs and Closing Tax Loophole Act” with US Senate and House action anticipated within the next several weeks.

The second policy, The Renewable Fuel Standard 2, established mandated blend levels of biodiesel that blenders and resellers must purchase and utilize in their operations.  EPA had waived the 2009 mandated Renewable Volume Obligations (“RVO”) and the RFS2 combined into a single RVO the sum of the 2009 mandated level of 500 million gallons (“mmg”) plus the 2010 mandate of 650 mmg for a total of 1,150 mmg minus the estimated 2009 production of 450 mmg equals an estimated net 2010 mandate of 750 mmg.

When you produce a gallon of biodiesel, you generate a Renewable Identification Number (“RIN”) which is the proof of compliance between obligated parties.  So a diesel distributor/retailer can purchase the biodiesel to blend in their diesel or purchase RINS to be in compliance with their mandated blend requirements. RINS have a two year life, so blenders can use 2009 and 2010 RINS for their compliance requirements.  RINS can be sold separately from the biodiesel if the biodiesel was used in a non-motor application, such as an additive to home heating oil. There are carryover provisions for the blenders and additional administrative details, but in general the estimated 2010 biodiesel demand from the RFS2 mandate is 750 mmg.

So how will Soy Energy compete with the 150+ biodiesel plants with a combined capacity in excess of 2 billion gallons per year?

•

Soy Energy is positioned to be a low cost biodiesel producer by the opportunistic acquisition of a state-of-the-art 30 mmgy plant - large enough to capture the efficiencies of scale yet small enough to effectively source low cost competitive feedstocks.

•	Soy Energy is investing in a new front-end-process that will allow it to process high free fatty acid feedstocks that the vast majority of the other biodiesel plants cannot utilize.

•

We are targeting supply contracts of corn stillage oil, damaged corn oil post fermentation from ethanol plants, which will provide Soy Energy a minimum cost advantage of $0.10/lb of feedstock or $0.75/gal of biodiesel.

•	We are planning to commence operations in the first quarter of 2011 which will be after the carryover 2009 RINS have expired and the standalone RFS2 mandate is 850 mmg for 2011.

Soy Energy can achieve profitability long before the majority of the other plants.  Thus with the mandate in place, and the blenders bidding up the biodiesel price to obtain 750 mmg of production, we are comfortable predicting profitable operations for Soy Energy even if the Biodiesel Tax Credit was not reinstated.

EILER CAPITAL ADVISORS, LLC| 515.226.2135 |  jeiler@eilercapital.com